STATE OF ILLINOIS
                                    OFFICE OF
                             THE SECRETARY OF STATE



         WHEREAS, Articles of Amendment to the Articles of Incorporation of

                           CIRCLE GROUP INTERNET, INC.

incorporated under the laws of the State of Illinois have been filed in the office of the Secretary of State as provided by the Business Corporation Act of Illinois, in force July 1, A.D. 1984.

         NOW THEREFORE, I, Jesse White, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

         IN TESTIMONY WHEREOF, I hereto set by hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 1st day of March, A.D. 2000 and of the Independence of the United States the two hundred and 24th.


                                                              /s/ Jesse White
                                                              ---------------
                                                              Jesse White
                                                              Secretary of State


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Form BCA-10.30                                    ARTICLES OF AMENDMENT                File # 5780-124-7
Jesse White                                                                            SUBMIT IN DUPLICATE
Secretary of State                                                                     This space for use by
Department of Business Services                                                        Secretary of State
Springfield, IL 62756
Telephone (217) 782-1832
___________________________                                                            Date 3/1/00
Remit payment in check or money                                                        Franchise Tax
order, payable to "Secretary of                                                        Filing Fee*    $25.00
State".                                                                                Penalty          $
The filing fee for restated articles                                                   Approved
of amendment - $100.00
Http://www.sos.state.il.us

1.       CORPORATE NAME:     CIRCLE GROUP INTERNET, INC.

2.       MANNER OF ADOPTION OF AMENDMENT:

         The following amendment of the Articles of Incorporation was adopted on February 21, 2000 in the manner indicated below. ("X" one box only)

|_|      By a majority of the incorporators, provided no directors were named in the articles of Incorporation and no directors have been elected;

                                                                                                 (Note 2)
|_|      By a majority of the board of directors, in accordance with Section
         10.10, the corporation having issued no shares as of the time of adoption of this amendment;

                                                                                                 (Note 2)
|_|      By a majority of the board of directors, in accordance with Section
         10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;

                                                                                                 (Note 3)
|X|      By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statue and by the articles of incorporation were voted in favor of the amendment.

                                                                                                 (Note 4)
|_|      By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notices in accordance with
         Section 7.10;


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                                                                                        (Notes 4 & 5)
|_|      By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

                                                                                        (Note 5)
3.       TEXT OF AMENDMENT

         a.       When amendment effects a name change, insert the new corporate name below.  Use page 2 for all other amendments.

                  Article I: The name of the corporation is:

                  _____________________________________________________________________________________
                                                     (NEW NAME)

                                  All changes other than name, include on page 2

         b. (If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.

         Paragraph 4. Paragraph I thereof of the Articles of Incorporation is amended to read as follows:

         The total number of shares of stock which the Corporation shall have the authority to issue is Fifty Million (50,000,000). The par value of each of the shares is $.00005. All such shares are one class and the shares are Common Stock.

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, of a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (if not applicable, insert "No change").

         The board of directors declared a split of the outstanding and issued stock from each one. (1) share into two (2) shares, thereby increasing the number of issued and outstanding shares to 8,141,480 and decreasing the par value of each share to $0.00005.

5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-In Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert "No Change").

         No change.



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         (b) The amount of paid-in capital (Paid-in Capital replaces the terms
         Stated Capital and Paid-In Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert "No Change").

         No change.

                                                              Before Amendment          After Amendment

                                    Paid-In Capital:          $______________           $______________


                    (Complete either Item 6 or 7 below. All signatures must be in BLACK INK.)

6. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms under penalties of perjury, that the facts stated herein are true.

         Dated: 02/21/2000                                    Circle Group Internet, Inc.
         Attested by:/s/ Dana L. Dabney                       By:/s/ Gregory J. Halpern
                     ------------------                          ----------------------
         Dana L. Dabney, Secretary                            Gregory J. Halpern, CEO

7. If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority o the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated: ___________________________


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